As filed with the Securities and Exchange Commission on April 25, 2000



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                April 24, 2000




                         COOPER TIRE & RUBBER COMPANY
            (Exact name of registrant as specified in its charter)


           DELAWARE                 1-4329                    34-4297750
        (State or other          (Commission               (I.R.S. employer
         jurisdiction of         File Number)            identification no.)
         incorporation)


                  Lima and Western Avenues, Findlay, Ohio 45840
                    (Address of principal executive offices)
                                  (Zip Code)


                                (419) 423-1321
              (Registrant's telephone number, including area code)


                    The Exhibit Index is located at page 3.

















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Item 5.  Other Events
------   ------------

Cooper Tire & Rubber Company has announced a definitive agreement has been reached for the sale of a portion of its automotive plastics division to Plastech Engineered Products, Inc. (Plastech) for an undisclosed sum to be paid in cash. The agreement covers the sale of Cooper's entire painted injection molded plastics business all of which is conducted at its Winnsboro, South Carolina plant. Under the terms of the agreement, the plant and equipment, related inventories and certain other assets will be acquired by Plastech, which will assume the contracts between the business and its customers and certain specified liabilities. The transaction is expected to close on Friday, April 28, 2000.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
------   ------------------------------------------------------------------

 (c)     Exhibits.  The following exhibit is filed herewith:


         Exhibit No.                     Description
         -----------                     -----------

            99           Cooper Tire & Rubber Company press release issued
                         April 24, 2000








                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COOPER TIRE & RUBBER COMPANY


                                        By: /S/ Eileen B. White
                                            ----------------------
                                            Corporate Controller
                                            (Principal Accounting Officer)

April 25, 2000
--------------
    (Date)










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                                 EXHIBIT INDEX
                                 -------------


EXHIBIT                           DESCRIPTION
-------                           -----------

  99       Cooper Tire & Rubber Company press release issued April 24, 2000
























































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                                                                    Exhibit 99

COMPANY CONTACT:  PHILIP G. WEAVER                       FOR IMMEDIATE RELEASE
                  419-424-4320                           APRIL 24, 2000


 COOPER TIRE & RUBBER COMPANY TO SELL PORTION OF AUTOMOTIVE PLASTICS DIVISION
 ---------------------------------------------------------------------

FINDLAY, OHIO, APRIL 24, 2000 - COOPER TIRE & RUBBER COMPANY (NYSE:CTB) today announced that it has reached a definitive agreement to sell a portion of its automotive plastics division to Plastech Engineered Products, Inc. (Plastech) for an undisclosed sum to be paid in cash. The agreement covers the sale of Cooper's entire painted injection molded plastics business all of which is conducted at its Winnsboro, South Carolina plant. Under the terms of the agreement, the plant and equipment, related inventories and certain other assets will be acquired by Plastech, which will assume the contracts between the business and its customers and certain specified liabilities. The transaction is expected to close on Friday, April 28, 2000.

Commenting on the sale, Thomas A. Dattilo, president and chief operating officer, said, "This is the first action to be taken as a result of our review of strategic options for our plastics division. We have some very good people in this plant and wish Plastech continued success as they integrate it into their operations. We are also proceeding with the sale of our extruded plastics business and our non-automotive plastics operations. We have received considerable interest in both and expect further announcements during the second quarter."

Company Description

Cooper Tire & Rubber Company is headquartered in Findlay, Ohio and specializes in the manufacture and marketing of automotive products. Products for Cooper's tire group include automotive, motorcycle and truck tires, inner tubes, tread rubber and equipment. In the automotive group, Cooper is an original equipment supplier of sealing, trim, NVH control systems and fluid handling systems for the automotive industry in North America, Europe, Australia and South America. Other products for this group include rubber and plastic sealing components for the refrigeration industry in North America. Cooper has more than 25,000 employees and 77 manufacturing facilities in twelve countries. For more information, visit the Company's web site at: www.coopertire.com.

Forward-Looking Statements

This report contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for the future divestitures of the remainder of our plastics division. It is possible the Company's progress in selling its plastics division may not result in further announcements during the second quarter or thereafter.













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